Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File Nos. 33-32328) of our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 as of December 31, 2000 and 1999 and for the years then ended, which report is included in this Annual Report on Form 11-K.






                             MILLIGAN & COMPANY, LLC






105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 20, 2001